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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

             Guidelines for Determining the Proper Taxpayer Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of—	For this type of account:		Give the EMPLOYER IDENTIFICATION number of—

1.	An individual's account		The individual	6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee, unless the legal entity itself is not designated in the account title.)(4)
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	7.	Corporate account	The corporation
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	8.	Religious, charitable, or educational organization account	The organization
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	9.	Partnership account held in the name of the business	The partnership
	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner(1)	10.	Association, club, or other tax-exempt organization	The organization
5.	Sole proprietorship account		The owner(3)	11.	A broker or registered nominee	The broker or nominee
				12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments.	The public entity

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
You must show your individual name, but may enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a Number.—If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Payees Exempt from Backup Withholding

        Payees specifically exempted from backup withholding on ALL payments of dividends include the following:

  •
  A corporation.

  •
  A financial institution.

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  An organization exempt from tax under section 501(a), or an individual retirement plan.

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  The United States or any agency or instrumentality thereof.

  •
  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

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  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  •
  An international organization or any agency, or instrumentality thereof.

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  A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

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  A real estate investment trust.

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  A common trust fund operated by a bank under section 584(a).

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  An exempt charitable remainder trust described in section 664, or a non-exempt trust described in section 4947(a) (1).

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  An entity registered at all times during the tax year under the Investment Advisors Act of 1940 who regularly acts as a broker.

  •
  A foreign central bank of issue.

        Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THE SUBSTITUTE FORM W-9 WITH THE EXCHANGE AGENT, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. CHECK THE BOX IN PART II, AND RETURN IT TO THE EXCHANGE AGENT.

        Privacy Act Notice.—Section 6109 requires most recipients of certain types of payments to give taxpayer identification numbers to payers (such as the Exchange Agent) who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% during 2001, 30% during 2002-03, 29% during 2004-05, and 28% during 2006-10 of certain payments made to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in a decrease in the amount of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9